Filed pursuant to Rule 433
Registration Statement No. 333-151839
June 24, 2008
Rio Tinto Finance (USA) Limited
Pricing Term Sheet

2013 Notes
Issuer:	Rio Tinto Finance (USA) Limited
Guarantors:	Rio Tinto plc and Rio Tinto Limited
Size:	$2,500,000,000
Maturity:	July 15, 2013
Coupon:	5.875%
Price:	99.625%
Yield to maturity:	5.961%
Spread to Benchmark Treasury:	2.400%
Benchmark Treasury:	3.500% 05/31/2013
Benchmark Treasury Price and Yield:	99-231/4 / 3.561%
Interest Payment Dates:	January 15 and July 15, commencing January 15, 2009
Change of Control put:	101%
Make-whole call	At any time at a discount rate of Treasury plus 40 basis points
Settlement:	T+3; June 27, 2008
CUSIP / ISIN:	767201AE6 / US767201AE62
Ratings:	A3/BBB+
Bookrunners:	Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Greenwich Capital Markets, Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Joint-Lead Managers:	SG Americas Securities LLC
Co-managers:	ANZ Securities, Inc.
Banco Bilbao Vizcaya Argentaria, S.A.
Calyon Securities (USA) Inc.
Daiwa Securities America Inc.
Mitsubishi UFJ Securities International plc
Mizuho International plc
The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037; calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611; calling Greenwich Capital Markets, Inc. toll-free at 1-866-884-2071; calling J.P. Morgan Securities Inc. at 1-212-834-4533; or calling Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1879.

2018 Notes
Issuer:	Rio Tinto Finance (USA) Limited
Guarantors:	Rio Tinto plc and Rio Tinto Limited
Size:	$1,750,000,000
Maturity:	July 15, 2018
Coupon:	6.500%
Price:	99.131%
Yield to maturity:	6.619%
Spread to Benchmark Treasury:	2.500%
Benchmark Treasury:	3.875% 05/15/2018
Benchmark Treasury Price and Yield:	98-1 / 4.119%
Interest Payment Dates:	January 15 and July 15, commencing
January 15, 2009
Change of Control put:	101%
Make-whole call	At any time at a discount rate of Treasury
plus 40 basis points
Settlement:	T+3; June 27, 2008
CUSIP / ISIN:	767201AC0 / US767201AC07
Ratings:	A3/BBB+
Bookrunners:	Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Greenwich Capital Markets, Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Joint-Lead Managers:	SG Americas Securities LLC
Co-managers:	ANZ Securities, Inc.
Banco Bilbao Vizcaya Argentaria, S.A.
Calyon Securities (USA) Inc.
Daiwa Securities America Inc.
Mitsubishi UFJ Securities International plc
Mizuho International plc
The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037; calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611; calling Greenwich Capital Markets, Inc. toll-free at 1-866-884-2071; calling J.P. Morgan Securities Inc. at 1-212-834-4533; or calling Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1879.

2028 Notes
Issuer:	Rio Tinto Finance (USA) Limited
Guarantors:	Rio Tinto plc and Rio Tinto Limited
Size:	$750,000,000
Maturity:	July 15, 2028
Coupon:	7.125%
Price:	99.319%
Yield to maturity:	7.189%
Spread to Benchmark Treasury:	2.520%
Benchmark Treasury:	5.000% 05/15/2037
Benchmark Treasury Price and Yield:	105-7 / 4.669%
Interest Payment Dates:	January 15 and July 15, commencing January 15, 2009
Change of Control put:	101%
Make-whole call	At any time at a discount rate of Treasury plus 40 basis points
Settlement:	T+3; June 27, 2008
CUSIP / ISIN:	767201AD8 / US767201AD89
Ratings:	A3/BBB+
Bookrunners:	Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Greenwich Capital Markets, Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Joint-Lead Managers:	SG Americas Securities LLC
Co-managers:	ANZ Securities, Inc.
Banco Bilbao Vizcaya Argentaria, S.A.
Calyon Securities (USA) Inc.
Daiwa Securities America Inc.
Mitsubishi UFJ Securities International plc
Mizuho International plc
The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037; calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611; calling Greenwich Capital Markets, Inc. toll-free at 1-866-884-2071; calling J.P. Morgan Securities Inc. at 1-212-834-4533; or calling Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1879.

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